UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201 Morristown, NJ	07960
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (800) 793-2145

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 26, 2014, Pernix Therapeutics Holdings, Inc. ("the Company") received notice from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) that the Company did not comply with Marketplace Rules 5605(b)(1) and (c)(2) (the “Listing Rules”) which require, respectively, that the Board of Directors be comprised of a majority of independent directors and that the Audit Committee be comprised of at least three independent directors.

On March 13, 2014, the Company appointed John Sedor to the Board of Directors and to serve on the Audit Committee, and subsequently, on April 25, 2014, the Company appointed Tasos Konidaris to the Board of Directors and to serve on the Audit Committee.

On May 7, 2014, the Company received a letter from Nasdaq stating that, as a result of the appointments of Messrs. Sedor and Konidaris to the Board of Directors and Audit Committee, the Company has regained compliance with the requirements of the Listing Rules.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Date: May 8, 2014	By:	/s/ Tracy Clifford
Tracy Clifford
Principal Financial and Accounting Officer

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